For more information: Marc Olin Chief Financial Officer EFI 650-357-3500	Investor Relations: JoAnn Horne Market Street Partners 415-445-3235
EFI Reports Record Second Quarter Revenue For Q2 2018
Industrial Inkjet up 10%; Productivity Software Grows by 7%
CEO Gecht Informed Board He Intends To Step Down Once His Successor is Named

Fremont, Calif. - July 30, 2018 - Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the second quarter of 2018.

For the quarter ended June 30, 2018, the Company reported record second quarter revenue of $261.1 million, up 6% compared to second quarter 2017 revenue of $247.0 million. GAAP net income was $3.8 million compared to GAAP net income of $2.8 million for the same period in 2017 or $0.08 per diluted share compared to $0.06 per diluted share for the same period in 2017. Non-GAAP net income was $22.6 million, down 11% compared to non-GAAP net income of $25.5 million for the same period in 2017 or $0.50 per diluted share, down 7% compared to $0.54 per diluted share for the same period in 2017. Cash flow from operating activities was $30.9 million compared to $24.1 million during the same period in 2017.

For the six months ended June 30, 2018, the Company reported revenue of $500.9 million, up 5% year-over-year compared to $475.7 million for the same period in 2017. GAAP net income was $0.2 million or $0.00 per diluted share, compared to $7.5 million or $0.16 per diluted share for the same period in 2017. Non-GAAP net income was $39.8 million or $0.88 per diluted share, compared to non-GAAP net income of $51.3 million or $1.09 per diluted share for the same period in 2017. Cash flow from operating activities for the six months ended June 30, 2018, was $37.2 million compared to $39.0 million during the same period in 2017.

“2018 continues to track well for EFI, with the team delivering record Q2 revenues and solid cash generation despite the significant impact of currency volatility during the quarter,” said Guy Gecht, CEO of EFI. “I’m especially pleased with the continued progress and increased sales pipeline for our Nozomi platform, validating EFI’s leadership role in the digital transformation of industries such as packaging and fashion, where colorful images truly matter.”

CEO Transition
In a separate press release, the Company announced today that Guy Gecht, EFI’s longtime CEO, informed the Board that he intends to step down once his successor is named. Spencer Stuart, a leading global executive search firm, has been retained to conduct the search, which includes both internal and external candidates. Upon leaving his operating role, Gecht will remain a member of the Board of Directors of EFI.

Conference Call
EFI will discuss the Company’s financial results by conference call at 5:00 pm ET/2:00 pm PT today. Instructions for listening to the conference call over the Web are available on the Investor Relations portion of EFI’s website at www.efi.com.

About EFI
EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “accelerate”. “address”, “ahead”, “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “further”, "intend", “look”, “plan”, “progress” and "will" and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, introduction of new products, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, the CEO transition, and any statements or assumptions underlying any of the foregoing.
Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, intense competition in each of our businesses, including competition from products developed by EFI’s customers; our ability to remediate the material weaknesses identified in EFI’s internal control over financial reporting; the uncertainty of the outcome of the pending securities lawsuits against EFI; unforeseen expenses; fluctuations in currency exchange rates; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI's common stock prior to, during and after the share repurchases; any potential impact from our CEO stepping down and a future CEO transition; and any other risk factors that may be included from time to time in the Company’s SEC reports.
The statements in this press release are made as of the date of this press release and are subject to revision until the Company will have filed its Quarterly Report on Form 10-Q for the period ended June 30, 2018. EFI undertakes no obligation to update information contained in this press release. Amounts are subject to rounding.
For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.
Impact of the Tax Cuts and Jobs Act of 2017
On December 22, 2017, the Tax Cuts and Jobs Act, which will have wide-ranging impacts on EFI including, but not limited to, a Deemed Repatriation Transition Tax and the revaluation of current U.S. deferred tax assets and liabilities, was enacted. We have recorded a $27.3 million charge in the fourth quarter of 2017 as a provisional estimate related to the aforementioned items. In the first quarter of 2018, we also recorded an additional $1.2 million charge related to the state tax impact associated with the Deemed Repatriation Transition Tax. The SEC staff issued Staff Accounting Bulletin (“SAB”) 118, which allows companies to record a provisional estimate of the income tax effects in the quarter in which it can make reasonable estimates of the effects of the new law. While we have calculated a reasonable estimate of the impact of the U.S. tax rate reduction and the amount of the Deemed Repatriation Transition Tax, we are still gathering additional information to refine and finalize our calculation of the impacts of the new tax law on our U.S. deferred tax assets and liabilities, the Deemed Repatriation Transition Tax, and other provisions associated with the Tax Cuts and Jobs Act. As we obtain additional information, we may record material adjustments in current or subsequent quarters, and will finalize the income tax effects in the fourth quarter of 2018, or in an earlier quarter if our analysis is complete.
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income, operating income, and earnings per diluted share that are GAAP net income, GAAP operating income, and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains. A reconciliation of the adjustments to GAAP results for the three and six months ended June 30, 2018 and 2017 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

Our non-GAAP measures, including ex-currency are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, revenue, gross profit, operating expenses, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue	$261,072	$247,047	$500,938	$475,738
Cost of revenue	132,484	119,795	253,243	224,956
Gross profit	128,588	127,252	247,695	250,782
Operating expenses:
Research and development	41,081	38,989	79,360	78,616
Sales and marketing	46,107	43,714	92,787	86,749
General and administrative	13,206	21,135	32,627	42,164
Amortization of identified intangibles	3,024	3,671	7,678	4,589
Restructuring and other	11,526	11,752	23,664	22,530
Total operating expenses	114,944	119,261	236,116	234,648
Income from operations	13,644	7,991	11,579	16,134
Interest expense	(4,989)	(4,966)	(9,943)	(9,626)
Interest income and other income (expense), net	(356)	755	933	1,042
Income before income taxes	8,299	3,780	2,569	7,550
Provision for income taxes	(4,531)	(1,021)	(2,396)	(4)
Net income	$3,768	$2,759	$173	$7,546

Diluted EPS calculation
Net income (loss) per diluted common share	$0.08	$0.06	$—	$0.16
Shares used in diluted per share calculation	45,439	47,150	45,461	47,199

Electronics For Imaging, Inc.
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,			Six months ended June 30,
	2018	2017	Ex-Currency	2018	2017	Ex-Currency
Net income	$3,768	$2,759	$3,768	$173	$7,546	$173
Cost of revenue adjustment — FFPS inventory valuation	24	159	24	24	1,183	24
Ex-currency adjustment	—	—	1,609	—	—	(612)
Stock-based compensation	11,785	7,613	11,785	18,555	17,893	18,555
Amortization of intangibles assets	11,526	11,752	11,526	23,664	22,530	23,664
Restructuring and other	3,024	3,671	3,024	7,678	4,589	7,678
General and administrative:
Acquisition-related transaction costs	88	454	88	767	1,183	767
Changes in fair value of contingent consideration	(11,444)	494	(11,444)	(12,672)	1,777	(12,672)
Revenue recognition and accounting review costs	1,148	—	1,148	1,759	—	1,759
Interest income and other income (expenses):
Non-cash interest expense related to our convertible notes	3,429	3,249	3,429	6,812	6,420	6,812
Foreign exchange fluctuation related to contingent consideration	—	19		—	(86)	—
Balance sheet currency remeasurement impact	—	—	(1,280)		—	(973)
Tax effect of non-GAAP adjustments	(765)	(4,954)	(827)	(6,943)	(12,026)	(6,641)
Non-GAAP net income	$22,583	$25,475	$22,850	$39,817	$51,287	$38,534

Non-GAAP net income per diluted share	$0.50	$0.54	$0.49	$0.88	$1.09	$0.84
Shares used in diluted non-GAAP net income per share calculation	45,439	47,150	45,439	45,461	47,199	45,540

Electronics For Imaging, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

(in thousands)	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$179,507	$170,345
Short-term investments	134,006	148,697
Accounts receivable	243,400	244,416
Inventories	118,115	125,813
Other current assets	70,966	50,564
Total current assets	745,994	739,835
Property and equipment, net	95,981	98,762
Restricted cash equivalents	39,809	32,531
Goodwill	395,421	403,278
Intangible assets, net	97,536	123,008
Other assets	74,269	60,587
Total assets	$1,449,010	$1,458,001
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$128,039	$123,935
Accrued and other liabilities	157,607	153,923
Income taxes payable	6,501	5,309
Total current liabilities	292,147	283,167
Convertible senior notes, net	326,512	318,957
Imputed financing obligation related to build-to-suit lease	13,880	13,944
Noncurrent contingent and other liabilities	20,185	28,801
Deferred tax liabilities	8,220	11,652
Noncurrent income taxes payable	20,710	20,169
Total liabilities	681,654	676,690
Total stockholders’ equity	767,356	781,311
Total liabilities and stockholders’ equity	$1,449,010	$1,458,001

Electronics For Imaging, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six months ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$173	$7,546
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,830	30,911
Deferred taxes	(3,209)	(1,571)
Provisions and releases for bad debt and sales-related allowances	703	6,401
Provision for inventory obsolescence	2,928	1,465
Stock-based compensation	18,555	17,893
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	7,677	7,459
Change in fair value of contingent consideration
Net change in derivative assets and liabilities
Other non-cash charges and credits	256	979
Changes in operating assets and liabilities, net of effect of acquired businesses	(3,807)	(33,984)
Net cash provided by operating activities	37,231	39,010
Cash flows from investing activities:
Purchases of short-term investments	—	(62,431)
Proceeds from sales and maturities of short-term investments	14,042	85,306
Purchases of restricted investments	—	(14,191)
Purchases, net of proceeds from sales, of property and equipment	(6,435)	(5,711)
Businesses purchased, net of cash acquired	(252)	(13,512)
Net cash provided by (used for) investing activities	7,355	(10,539)
Cash flows from financing activities:
Proceeds from issuance of common stock	5,010	6,643
Purchases of treasury stock and net share settlements	(29,028)	(41,326)
Repayment of imputed financing obligation related to build-to-suit lease	(1,618)	(1,489)
Contingent consideration payments related to businesses acquired	(698)	(1,294)
Net cash used for financing activities	(26,334)	(37,466)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash equivalents	(1,812)	3,259
Decreases in cash, cash equivalents, and restricted cash equivalents	16,440	(5,736)
Cash, cash equivalents, and restricted cash equivalents at beginning of period	202,876	164,313
Cash, cash equivalents, and restricted cash equivalents at end of period	$219,316	$158,577

Restricted Cash. ASU 2016-18, Statement of Cash Flows: Restricted Cash, which we adopted in Q1 2018, requires that the statement of cash flows explain the change in cash, cash equivalents, and restricted cash equivalents. Therefore, restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown above. This presentation is required to be presented retrospectively to prior periods.

Electronics For Imaging, Inc.
Revenue by Operating Segment and Geographic Area
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue by Operating Segment
Industrial Inkjet	$122,294	$141,693	$298,643	$264,956
Productivity Software	94,010	39,063	85,387	74,121
Fiery	44,768	66,291	116,908	136,661
Total	$261,072	$247,047	$500,938	$475,738

Revenue by Geographic Area
Americas	$122,294	$114,014	$239,679	$223,909
EMEA	94,010	101,513	182,185	189,546
APAC	44,768	31,520	79,074	62,283
Total	$261,072	$247,047	$500,938	$475,738

Revenue Ex-Currency Adjustment	$(6,145)	$2,527	$(16,767)	$5,274
Total	$254,927	$249,574	$239,866	$481,012

About our Non-GAAP Net Income and Adjustments
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.
We believe that the presentation of non-GAAP net income, non-GAAP operating income, and non-GAAP earnings per diluted share provides important supplemental information regarding certain costs, expenses, gains, and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP operating income, and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income, non-GAAP operating income, and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.
Use and Economic Substance of Non-GAAP Financial Measures
We compute non-GAAP net income, non-GAAP operating income, and non-GAAP earnings per diluted share by adjusting GAAP net income, non-GAAP operating income, and GAAP earnings per diluted share to remove the impact of amortization of intangible assets, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction costs, costs to integrate such acquisitions into our business, incremental cost of revenue due to the fair value adjustment to inventories acquired in business acquisitions, changes in the fair value of contingent consideration including the related foreign exchange fluctuation impact, revenue recognition and accounting review costs, litigation settlements and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a constant non-GAAP tax rate of 19%, which we believe reflects the long-term average tax rate based on our international structure and geographic distribution of revenue and profit.

Ex-Currency. To better understand trends in our business, we believe it is helpful to adjust our statement of operations to exclude the impact of year-over-year changes in the translation of foreign currencies into U.S. dollars. This is a non-GAAP measure that is calculated by adjusting revenue, gross profit, and operating expenses by using historical exchange rates in effect during the comparable prior year period and removing the balance sheet currency re-measurement impact from interest income and other income, net of expenses, including removal of any hedging gains and losses. We refer to these adjustments as “ex-currency”. Management believes the ex-currency measures provide investors with an additional perspective on year-over-year financial trends and enables investors to analyze our operating results in the same way management does. The year-over-year currency impact can be determined as the difference between year-over-year actual growth rates and year-over-year ex-currency growth rates.
These excluded items are described below:
Cost of revenue related to fair value adjustment of the Free Flow Print Server business (“FFPS”). Inventory acquired in an acquisition must be recorded at fair value rather than historical cost in accordance with ASC 805, Business Combinations. The fair value of FFPS inventory reflects the manufacturing cost plus a portion of the expected gross profit. In 2017, we adjusted our cost of revenue to reflect the expected gross profit that was included in the inventory valuation under ASC 805. We believe this adjustment is useful to investors to understand the gross profit trends of our ongoing business.
Amortization of intangible assets. Intangible assets acquired to date are being amortized on a straight-line basis.
Stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation.

Restructuring and other consists of:
Restructuring charges incurred as we consolidate the number and size of our facilities and, in addition, reduce the size of our workforce.
Integration-related expenses were $1.1 and $2.3 million for the three and six months ended June 30, 2018, respectively, and $0.4 and $0.8 million for the three and six months ended June 30, 2017, respectively. We have acquired 18 businesses in the last 5 years, which have required significant information technology investment to integrate them into our business.
Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions of $0.1 and $0.8 million for the three and six months ended June 30, 2018, respectively, and $0.5 and $1.2 million for the three and six months ended June 30, 2017, respectively.
Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods, including the related foreign exchange fluctuation impact. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.
Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.
Revenue Recognition and Accounting Review Costs. As described in “Item 9A, Controls and Procedures” of our annual report on Form 10-K, for the year ended December 31, 2017, as amended, our management concluded that we had material weaknesses in our internal control over financial reporting as of December 31, 2017 related to revenue recognition practices and the valuation of certain textile digital inkjet printer inventories. Therefore, we did not maintain effective internal control over financial reporting or effective disclosure controls and procedures, both of which are requirements of the Securities Exchange Act of 1934, as of that date. The review of our revenue recognition practices has required that we expend significant management time and incur significant accounting, legal, and other expenses of $1.1 and $1.8 million during the three and six months ended June 30, 2018, respectively. We expect to incur additional costs in the future periods.

Litigation settlements. We settled or accrued reserves related several litigation claims of $0.3 during the three and six months ended June 30, 2017.
Tax effect of non-GAAP adjustments. We use a constant non-GAAP tax rate of 19%, which we believe reflects the long-term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate after excluding the tax effect of the non-GAAP items described above, and $1.2 and $27.5 million of tax charges recognized in Q1 18 and Q4 17, respectively, as a result of the 2017 Tax Act, which was enacted on December 22, 2017.